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                                                                    EXHIBIT 32.2

    Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the
                               United States Code

I, Joseph A. Rougraff, the Chief Financial Officer of Virbac Corporation, certify that the foregoing report fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of Virbac Corporation for the periods covered by the report.

/s/ Joseph A. Rougraff
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Joseph A. Rougraff
Chief Financial Officer
August 8, 2003